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                                                                      EXHIBIT 11


                       ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                  (unaudited)
                (amounts in thousands except per share amounts)


                                                                             Three Months Ended
                                                                                 October 31,
                                                                      --------------------------------
                                                                          1995                 1994
                                                                      ------------         -----------
Primary:
   Net earnings (loss) applicable to common stock                     $         91         $    (3,175)
                                                                      ============         ===========

   Shares
       Weighted average number of common shares
         outstanding                                                        34,985              34,964
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                                       582                 ---
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                                      724                 ---
                                                                      ------------         -----------
       Weighted average number of common shares
         outstanding as adjusted                                            36,291              34,964
                                                                      ============         ===========

   Net earnings (loss) per common share                               $        ---         $     (0.09)
                                                                      ============         ===========


Fully Diluted:
   Net earnings (loss) applicable to common stock                     $         91         $    (3,175)
                                                                      ============         ===========

   Shares
       Weighted average number of common shares
         outstanding                                                        34,985              34,964
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                                       605                 ---
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                                      749                 ---
                                                                      ------------         -----------
       Weighted average number of common shares
         outstanding as adjusted                                            36,339              34,964
                                                                      ============         ===========

Net earnings (loss) per common share                                  $        ---         $     (0.09)
                                                                      ============         ===========